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                                  [Letterhead]

April 22, 1994

IF YOU HAVE ALREADY SENT IN YOUR
PROXY, PLEASE DISREGARD THIS LETTER

To the Shareholders of Jefferson-Pilot Corporation

A REMINDER

     As I said in my letter that accompanied the Proxy solicitation material and Annual Report we recently sent to you, we need for every shareholder to vote in order to put our proposed Board downsizing amendment into effect. The proposed amendment requires the approval of 80% of all outstanding shares.

     If you have already sent in your Proxy, please forgive this reminder, but our records show that we have not yet received it.

     The time before our May 2, 1994 meeting is very short, and your vote is very important. Your signed Proxy will be helpful, whether your holding is large or small, in helping us to avoid further expense and delay.

     For your convenience, a Proxy and return envelope are enclosed. If you have misplaced your Proxy Statement, please contact Georgeson & Company, Inc. at 1-800-223-2064. Georgeson will promptly send you another statement.

Thank you very much for your help.

Sincerely,

s/David A. Stonecipher

David A. Stonecipher
President and Chief Executive Officer